Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 19, 2018, relating to the balance sheet of Monocle Acquisition Corporation as of September 30, 2018, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from August 20, 2018 (inception) through September 30, 2018, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

November 19, 2018